                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below constitutes and appoints John C. Allen and David A. Cerotzke,  and each of them,  his true and lawful  attorneys-in-fact  and  agents,  each acting alone,  with full power of substitution and  resubstitution,  for him and in his name,  place  and  stead,  in any  and  all  capacities,  to  sign  one or  more
Registration  Statements on Form S-8 for the Energy West Incorporated 2002 Stock
Option Plan and any all amendments (including post-effective amendments) to said
Registration   Statements,   and   generally  to  do  all  such  things  in  the
undersigned's name and on the undersigned's behalf as an officer and/or director to enable  Energy  West,  Incorporated  to  comply  with the  provisions  of the
Securities Act of 1933, as amended,  and all  requirements of the Securities and
Exchange Commission, hereby ratifying and confirming the undersigned's signature as it may be signed by said attorneys,  or either of them, to said  Registration
Statements and any and all amendments thereto.

        Signature                      Title                      Date

     /s/ W. E. Argo                   Director                March 2, 2005
       W. E. Argo

  /s/ David A. Cerotzke               Director                March 2, 2005
    David A. Cerotzke

 /s/ Andrew I. Davidson               Director                March 2, 2005
   Andrew I. Davidson

  /s/ Richard M. Osborne              Director                March 2, 2005
   Richard M. Osborne

    /s/ Terry M. Palmer               Director                March 2, 2005
      Terry M. Palmer

  /s/ Richard J. Schulte              Director                March 2, 2005
    Richard J. Schulte

    /s/ Thomas J. Smith               Director                March 2, 2005
      Thomas J. Smith

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